CERTIFICATE OF INCORPORATION

OF

RAND MERGER CORPORATION

_______________________________

Under Section 402 of the Business Corporation Law

                The undersigned, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, does hereby certify:

                FIRST:  The name of the corporation is Rand Merger Corporation.

                SECOND:  The corporation is organized solely for the purpose of operating as a small business investment company under the Small Business Investment Company Act of 1958, as amended, and the rules and regulations thereunder (the “SBIC Act”) and conducting the activities described under Title III of the SBIC Act.  Subject to the preceding sentence, the purposes for which the corporation is formed include engaging in any lawful act or activity for which corporations may be organized under the Business Corporation Law of New York, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained, and further provided that the scope of the corporation’s activities shall be limited to those permitted by the SBIC Act.

                THIRD:  The office of the corporation is to be located in the County of Erie, State of New York.

                FOURTH:  The aggregate number of shares which the corporation shall have authority to issue is 20,000 common shares with a par value of $.01 per share.

                FIFTH:  The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is 2200 Rand Building, Buffalo, NY  14203.

                SIXTH:  No director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except as otherwise provided by law.

                SEVENTH:

                (a)

                For the purposes of this Article Seventh, the following terms shall have the following meanings:

                (i)

            The term “Debentures” has the meaning stated in the SBIC Act.

                (ii)

            The term “Leverage” has the meaning stated in the SBIC Act.

                (iii)

            The term “Outstanding Leverage” means the total amount of outstanding securities (including, but not limited to Debentures) issued by the corporation and by Rand Capital SBIC, L.P. that qualify as Leverage under the SBIC Act.

                (iv)

            The term “SBA” means the United States Small Business Administration.

                 (b)

                The shareholders of the corporation may elect to dissolve the corporation in accordance with the terms of the Business Corporation Law of New York after giving notice of the election to the SBA.  Any notice of an election to dissolve the corporation may only be given:

                                 (i)

                            if all Outstanding Leverage has been paid or redeemed; and

                                (ii)

                            if all amounts due the SBA, its agent or trustee have been paid.

Any election to dissolve the corporation will not be effective until the later of (A) thirty (30) days from the date the notice is given to the SBA or (B) the effective date of dissolution stated in the notice.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this Certificate this 17th day of December, 2008.

                                                                                                  s/ Mary K. Mahoney

                                                                                                  Mary K. Mahoney

                                                                                                  140 Pearl Street, Suite 100

                                                                                                  Buffalo, New York  14202-4040